UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2008

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

401 City Avenue, Suite 809
Bala Cynwyd, Pennsylvania		19004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                  Notice of Failure to Satisfy a Continued Listing Rule.

On December 1, 2008, Entercom Communications Corp. (the “Company”) was notified by the New York Stock Exchange (“NYSE”) that it is not in compliance with Rule 802.01C of the NYSE’s Listed Company Manual relating to the average minimum share price required over a consecutive 30 trading day period.

In accordance with NYSE rules, the Company intends to notify the NYSE within 10 business days of its intent to cure the deficiency and return to compliance with the listing standards within the cure period provided by NYSE rules.  During this time the Company’s common stock will continue to be listed on the NYSE, subject to the Company’s compliance with other NYSE continued listing requirements.

As required under NYSE rules, the Company issued a Press Release on December 2, 2008, announcing that it had received the notice and that the Company intends to cure the deficiency.  A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                  Exhibits

(d)                                 Exhibits

Exhibit No.	Title

99.1	Entercom Communications Corp.’s Press Release, issued December 2, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

	By:	/s/ John C. Donlevie
John C. Donlevie
Executive Vice President

Dated: December 2, 2008

EXHIBIT INDEX

Exhibit No.	Title

99.1	Entercom Communications Corp.’s Press Release, issued December 2, 2008.